Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Gas Natural SDG, S.A. of our report dated March 4, 2005, except for the Note 24, as to which the date is November 30, 2005 relating to the financial statements of Gas Natural SDG, S.A., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Auditores, S.L.

Barcelona, Spain

March 6, 2006